UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2016 (October 28, 2016)
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Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)

  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

Effective October 28, 2016, Jefferies Alston, III resigned from his position as Chief Operating Officer of Hi-Crush GP LLC (the “General Partner”), the general partner of Hi-Crush Partners LP (the “Partnership”). Mr. Alston will continue to serve on the board of directors of the General Partner (the “GP Board”). In connection with Mr. Alston’s resignation, the Partnership, the General Partner, Hi-Crush Proppants LLC (“Proppants”), and Mr. Alston entered into a Separation and Consulting Agreement, dated October 28, 2016 (the “Consulting Agreement”). Pursuant to the terms and conditions of the Consulting Agreement, Mr. Alston resigned from all positions that he held with the Partnership, the General Partner, and Proppants, except that Mr. Alston shall retain his seats on the GP Board and the board of directors of Proppants (the “Proppants Board”). Mr. Alston shall provide consulting and advisory services to the Partnership, the General Partner, Proppants, and their subsidiaries and affiliates as reasonably requested not to exceed 15 hours per calendar month unless mutually agreed, in exchange for consulting fees of $25,000 per calendar year. Unless terminated earlier by the parties, the Consulting Agreement will automatically terminate two years from the effective date. Notwithstanding any termination of the Consulting Agreement, Proppants is obligated to pay Mr. Alston the consulting fees for two years unless the Consulting Agreement is terminated by Mr. Alston for any reason or by the Partnership, the General Partner, or Proppants for Cause (as defined therein). In addition, the Consulting Agreement contains Mr. Alston’s agreement to abide by certain confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full and complete text of the Consulting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Appointment of Principal Operating Officer

In connection with Mr. Alston’s resignation, Robert E. Rasmus, the current Chief Executive Officer of the General Partner and GP Board member, will assume the role as our principal operating officer effective October 28, 2016. Mr. Rasmus will not receive any additional compensation for his services as principal operating officer. Mr. Rasmus, age 59, is a co-founder of Proppants and has served on the Proppants Board and as its Co-Chief Executive Officer since its formation in October 2010, and he became sole Chief Executive Officer of Proppants in November 2015. Mr. Rasmus was named Co-Chief Executive Officer of the General Partner and was appointed to the GP Board in May 2012, and he became sole Chief Executive Officer of the General Partner in November 2015.  There are no family relationships between Mr. Rasmus and any of the Partnership’s officers or directors. There are no transactions between Mr. Rasmus and the Partnership that would be required to be reported under Item 404(a) of Regulation S-K.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Separation and Consulting Agreement, dated October 28, 2016, by and among Jefferies Alston, III, Hi-Crush Proppants LLC, Hi-Crush GP LLC, and Hi-Crush Partners LP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	October 31, 2016	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Separation and Consulting Agreement, dated October 28, 2016, by and among Jefferies Alston, III, Hi-Crush Proppants LLC, Hi-Crush GP LLC, and Hi-Crush Partners LP